UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

BMC Software, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BMC Software, Inc.

2101 City West Boulevard

Houston, Texas 77042

(713) 918-8800

July 13, 2009

In connection with the upcoming 2009 Annual Meeting of Stockholders of BMC Software, Inc. (the “Company”) to be held on Tuesday, July 28, 2009, the Company is providing the following additional information to supplement the information contained at page 21 of the Company’s proxy statement dated June 24, 2009 (the “Proxy Statement”):

As of June 10, 2009, there were 10,890,363 shares available for future awards under all of the Company’s equity plans, excluding shares reserved in connection with outstanding awards and in connection with the employee stock purchase plan. These shares come from the following equity plans:

1994 Employee Incentive Plan	4,932,646
2000 Employee Stock Incentive Plan	929,543
2002 Employee Incentive Plan	43,125
BladeLogic, Inc. 2007 Stock Option and Incentive Plan	9,888
2007 Incentive Plan	4,975,161

This supplemental information should be read in conjunction with the Proxy Statement. A copy of the Proxy Statement and our annual report to stockholders were made available on the Internet at http://materials.proxyvote.com/055921 on or about June 24, 2009.